UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008 (May 23, 2008)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 4300 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 458-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On May 23, 2008, Transmeridian Exploration Incorporated (the “Company”) received notice from the American Stock Exchange (the “AMEX”) indicating that the Company is not in compliance with certain of the AMEX’s continued listing standards. Specifically, the AMEX has notified the Company that it is not in compliance with Section 1003(a)(iv) of the AMEX Company Guide (the “Company Guide”) in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the AMEX, as to whether such company will be able to continue operations and/or meet its obligations as they mature. The Company has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide.

In order for the Company to maintain its AMEX listing, the Company must submit a plan by June 5, 2008 advising the AMEX staff how the Company intends to regain compliance with Section 1003(a)(iv) of the Company Guide by August 20, 2008. The plan should include specific milestones, quarterly financial projections, and details related to any strategic initiatives the Company plans to complete. AMEX staff will evaluate the plan and make a determination as to whether the Company has made a reasonable demonstration of an ability to regain compliance with the continued listing standards within the specified timeframe, in which case the plan will be accepted. If the plan is accepted, the Company may be able to continue its listing during the plan period, during which time the Company will be subject to periodic reviews to determine whether it is making progress consistent with the plan.

The Company has informed the AMEX staff that it intends to make a timely submission to the AMEX in which it will outline the timeframe within which the Company intends to cure the listing deficiency and to regain its compliance with the AMEX continued listing requirements. If the Company fails to submit such a plan or if the plan is not accepted, the Company will be subject to delisting proceedings. If the AMEX accepts the Company’s plan but the Company is not in compliance with all of the continued listing standards of the Company Guide by August 20, 2008, or if the Company does not make progress consistent with the plan during the plan period, the AMEX staff will initiate delisting proceedings as appropriate. There can be no assurance that the AMEX staff will accept the Company’s plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe. The Company may appeal a staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

Further, in accordance with Sections 401(h) and 610(b) of the Company Guide, a listed company that receives an audit opinion that contains a going concern qualification must make a public announcement through the news media disclosing the receipt of such qualified opinion. In the Company’s 10-K for the fiscal year ended December 31, 2007, the Company received an audit opinion containing a going concern qualification, but did not issue the required press release.

On May 29, 2008, the Company issued a press release announcing the AMEX notice and disclosing its receipt of the audit opinion that contains a going concern qualification in connection with the Company’s Form 10-K filing for the fiscal year ended December 31, 2007. A copy of the press release is incorporated by reference and filed as Exhibit 99.1 to this report.

As a consequence of falling below the AMEX’s continued listing standards, the Company’s stock trading symbol has become subject to the indicator “.BC” to denote its noncompliance. The trading symbol will bear this indicator until the Company regains its compliance with the AMEX continued listing requirements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release by Transmeridian Exploration Incorporated, dated May 29, 2008, announcing notice of failure to satisfy AMEX continued listing standards

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: May 29, 2008	By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President and Chief Financial Officer

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